SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 18, 2005

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)





          California                   000-1084047             95-4691878
  (State or other jurisdiction         (Commission          (I.R.S. Employer
of incorporation or organization)      File Number)       Identification Number)





            100 North Tampa Street, Suite 2410, Tampa, Florida 33602
               (Address of principal executive offices)(zip code)

      Telephone number of registrant, including area code: (813) 387 - 3310

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Item 7.01 Regulation FD Disclosure.


     On June 30, 2005 the Company filed on Form 8-K notification that it had executed a mutual rescission agreement and release ("Rescission Agreement") with Lietz Development, Inc., and Sapphire of Tampa Bay, Inc, (collectively "Data Tech"), and Christopher Lietz, and Todd Lietz, (collectively the "Selling Stockholders") the effect of which was to rescind the earlier acquisition agreement between the parties (the "Asset Purchase Agreement") executed May 9, 2005. Subsequent to the closing of the Asset Purchase Agreement, the Company identified and/or discovered certain facts that constitute undisclosed liabilities or breaches of representation or warranty by Data Tech and the Selling Stockholders under the Asset Purchase Agreement.

     No portion of the Purchase Price or Performance Consideration (as defined in Section 1.4 of the Asset Purchase Agreement) had been paid by the Registrant in connection with the Asset Purchase Transaction. There were no penalties to either party with respect to the rescission.

     Currently Innovative Software Technologies, Inc. has no business operations. Our strategy is to engage in a business combination with a company that has operations. Such a transaction could include an acquisition of an operating business or a merger with another entity. However, there can be no assurances that the company will be able to succeed in identifying a candidate for such a transaction or, if such a candidate is identified, that such a transaction can be successfully negotiated.



Item 9.01 Financial Statements and Exhibits.

       (a) Financial Statements: not applicable.

       (c) Exhibits: the following exhibits are filed with this report:

       Exhibit No.         Description of Exhibit
       -----------         ----------------------

       99.1                Press Release of July 18, 2005


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INNOVATIVE SOFTWARE TECHNOLOGIES, INC.



                                    By:  /s/ Peter M. Peterson
                                         ---------------------------------------
                                             Peter M. Peterson, Chairman and CEO

    Date:  July 18, 2005


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                                  EXHIBIT INDEX


       Exhibit No.         Description of Exhibit
       -----------         ----------------------

       99.1                Press Release of July 18, 2005